                                                                    EXHIBIT 10.3


                                CONVERTIBLE NOTE


                  THIS NOTE HAS NOT BEEN, AND ANY SHARES WHICH MAY BE ISSUED ON CONVERSION OF THIS NOTE HAVE NOT BEEN, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS AND (2) IN ACCORDANCE WITH SECTION 13 OF THIS NOTE.

                            SKYWORKS SOLUTIONS, INC.


                              15% CONVERTIBLE NOTE
                                DUE JUNE 30, 2005


$[   ],000,000.00                                             New York, New York
                                                             November [12], 2002

         FOR VALUE RECEIVED, Skyworks Solutions, Inc., a Delaware corporation ("SKYWORKS"), is issuing this Note to Conexant Systems, Inc. ("CONEXANT").

         1. DEFINED TERMS. The defined terms and rules of construction set forth in EXHIBIT A shall apply to this Note.

         2. INTEREST. (a) The initial principal amount of this Note is [_________] Million dollars ($[__],000,000). The principal amount of this Note shall be reduced as and to the extent this Note is converted into Common Stock, repaid or redeemed, as provided in this Note. Skyworks shall pay interest on the principal amount of this Note outstanding from time to time at the rate of 15% per annum (the "INTEREST RATE"). Interest on the principal amount of this Note outstanding from time to time shall accrue from and including the date of issuance through and until repayment, conversion or redemption of principal as provided in this Note and payment of all accrued interest in full. Interest shall be computed on the basis of a 360-day year of twelve 30-day months, for the actual number of days elapsed in each interest period. Interest shall be paid quarterly on the last Business Day of each March, June, September and December, beginning on December 31, 2002, as provided in Section 3.

         (b) Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, any overdue interest on this Note or any principal of this Note due pursuant to

Section 5(a) of this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the sum of (i) the Interest Rate and (ii) an additional 1% per annum, or, if an Event of Default has occurred and is continuing, this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the sum of (i) the Interest Rate and (ii) an additional 1% per annum. Subject to applicable law, any interest that shall accrue on overdue interest on this Note as provided in the preceding sentence, and that shall not have been paid in full on or before the next interest payment date to occur after the date on which the overdue interest became due and payable, shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply.

         (c)      In the event that any interest rate(s) provided for in this
Section 2 shall be determined to be unlawful, such interest rate(s) shall be computed at the highest rate permitted by applicable law. Any payment by Skyworks of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to Skyworks.

         3. PAYMENTS. (a) All payments of interest on this Note, and any payment of principal pursuant to Section 5(a) of this Note, shall be made by wire transfer of immediately available United States dollars to the account of Conexant at Comerica Bank, Detroit, Michigan, ABA #072000096, Account Number 1850967629, or to Conexant at any other place or to any other account in the United States of America previously designated by Conexant in a written notice to Skyworks at least ten business days before the given payment date. If any payment on this Note becomes due and payable on a date that is not a Business Day, the date for such payment shall be extended to the next succeeding Business Day, and with respect to payment of principal, interest thereon shall be payable during such extension at the then applicable rate.

         (b) On June 30, 2005 (the "MATURITY DATE"), Skyworks shall pay the principal amount of this Note then outstanding by delivery of a number of fully paid and non-assessable shares of Common Stock equal to the principal amount of this Note outstanding on the Maturity Date divided by the Applicable Conversion Price as of the Maturity Date. No fractional shares will be issued upon payment of principal pursuant to this Section 3(b); in lieu thereof, an amount will be paid in cash based upon the Closing Price of the Common Stock on the Trading Day immediately prior to the Maturity Date.

         4. SECURITY. (a) This Note is one of the Interim Convertible Notes referred to in the Financing Agreement, dated as of June 25, 2002, as amended by the First Amendment of Financing Agreement, dated as of November 12, 2002, by and among Skyworks, Skyworks' subsidiaries party thereto and Conexant (as the same may hereafter be amended, modified or supplemented from time to time, the "FINANCING AGREEMENT"). Payment of interest on this Note, and any payment of principal pursuant to Section 5(a) of this Note, are entitled to the benefits of the collateral security and guarantees provided in the Financing Agreement and the other Financing Documents referred to therein until the foregoing are terminated as provided therein.

         (b)      Upon termination of the Financing Agreement pursuant to
Section 2.4 of the Refinancing Agreement, Conexant agrees that its rights to the benefits of the collateral security and guarantees provided in the Financing Agreement and the other Financing Documents referred to therein shall terminate.

         (c) All payments of interest on this Note, and any payment of principal pursuant to Section 5(a) of this Note, will be (i) expressly senior in right to payment to any obligations of Skyworks under the Junior Notes and (ii) subordinated in right to payment to all other obligations of Skyworks unless the instrument evidencing the same expressly provides that such obligations are subordinated to or pari passu with obligations of Skyworks under this Note in right to payment.

         5. REMEDIES. (a) If an Event of Default has occurred and is continuing, the principal of and accrued interest on this Note may be declared due and payable and, upon such declaration, the then outstanding principal amount of this Note shall be paid in cash as provided in Section 3(a).

         (b) Upon the occurrence of any one or more Events of Default, Conexant may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding.

         (c) In case of any default under this Note, Skyworks will pay to Conexant such amounts actually incurred by Conexant in connection with the enforcement of this Note, including reasonable fees and expenses of legal counsel for Conexant.

         (d) No remedy herein conferred upon Conexant is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         (e) No course of dealing between Skyworks and Conexant or any delay on the part of Conexant in exercising any rights hereunder shall operate as a waiver of any right.

         6. COVENANTS. The covenants of Skyworks set forth in Section 7 of the Financing Agreement are incorporated by reference into this Note as if set forth herein; provided, however, that upon termination of the Financing Agreement pursuant to Section 2.4 of the Refinancing Agreement, the covenants of Skyworks set forth in the Senior Notes Indenture shall be incorporated by reference into this Note as if set forth herein in lieu of the covenants set forth in Section 7 of the Financing Agreement.

         7.       CONVERSION.

         7.1 RIGHT TO CONVERT. Subject to and upon compliance with the provisions of this Note, Conexant shall have the right, at its option, at any time after 60 days from the original issuance of this Note through the close of business on the Business Day immediately preceding the Maturity Date to convert the outstanding principal amount of this Note (or any portion thereof) into a number of fully paid and non-assessable shares of Common Stock equal to the principal amount of this Note to be converted, divided by the Applicable Conversion Price as of the related Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price of the Common Stock on the Trading Day immediately prior to the Conversion Date. Conexant is not entitled to any rights of a holder of shares of Common Stock until Conexant has converted the principal amount of this Note (or any portion thereof) into shares of Common Stock, and only then to the extent such Note has been converted into shares of Common Stock under this
Section 7. Upon any partial conversion, Skyworks shall issue new Notes identical in form to this Note in an aggregate principal amount equal to the principal amount outstanding after giving effect to such partial conversion.

         Notwithstanding the foregoing, Conexant may not exercise its rights to convert the principal amount of this Note (or any portion thereof) to the extent that such conversion would result in Conexant owning at any one time more than 10% of the then outstanding shares of Common Stock.

         7.2 CONVERSION PRICE. The conversion price (herein called the "CONVERSION PRICE") initially shall be $7.87 per share, subject to adjustment as provided in Section 7.3.

         7.3 ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be adjusted from time to time by Skyworks in the same manner as provided in the adjustment provisions of the Senior Notes Indenture.

         8. REDEMPTION. This Note is subject to redemption, at any time or from time to time on or after May 12, 2004, in whole or in part, at the election of Skyworks at a redemption price of 103% of the then outstanding principal amount of this Note (or any portion thereof), together with accrued interest up to but not including the Redemption Date; provided that at any time up to the close of Business on the Business Day immediately preceding the Redemption Date, Conexant may exercise its right to convert the principal amount of this Note (or a portion thereof) into shares of Common Stock as provided in Section 7. Notice of redemption will be mailed by Skyworks to Conexant by first-class mail at least 20 days but not more than 60 days before the Redemption Date. On the Redemption Date to the extent that Conexant has not converted the portion of this Note called for redemption, interest on the portion of this Note called for redemption shall cease accruing on and after the Redemption Date and any right of Conexant to convert the portion of this Note called for redemption shall cease and the only remaining right of Conexant with respect to the portion of this Note called for redemption shall be to receive payment of the redemption price plus accrued interest to the Redemption Date.

Skyworks may not give notice of any redemption of this Note if a default in the payment of interest on this Note has occurred and is continuing.

         9. NOTE EXCHANGE. Subject to the terms and conditions set forth in this Section 9, at any time and from time to time Conexant shall have the right to exchange this Note (or a portion thereof) for an equal aggregate principal amount of senior convertible notes (the "SENIOR CONVERTIBLE NOTES") issued under the Senior Notes Indenture by surrender of this Note to the trustee under the Senior Notes Indenture in exchange for an aggregate principal amount of Senior Convertible Notes equal to the aggregate principal amount of this Note (or portion thereof) so surrendered and a new Note for the remaining principal amount on the same Business Day, if this Note is surrendered by 11:00 a.m., or on the next Business Day, if this Note is surrendered after 11:00 a.m.

         10. REGISTRATION RIGHTS. This Note and any Senior Convertible Notes issued in exchange for this Note pursuant to Section 9 will be entitled to the benefits of a Registration Rights Agreement to be entered into between Skyworks and Conexant on the Closing Date (the "REGISTRATION RIGHTS AGREEMENT") providing for the registration under the Securities Act of the resale by Conexant or a transferee of the Senior Convertible Notes and the shares of Common Stock underlying this Note or the Senior Convertible Notes, on terms substantially similar to the registration rights agreement to be entered into between Skyworks and the initial purchaser(s) of the Junior Notes, and such other terms as may be mutually agreed to by Skyworks and Conexant, except that Skyworks shall maintain the registration statement contemplated by the Registration Rights Agreement effective and available for use by Conexant until December 31, 2005, subject to limitations set forth therein.

         11. CHANGE OF CONTROL. Upon the occurrence of a Change of Control, Conexant shall have the right to require that Skyworks repurchase this Note at a purchase price payable at Skyworks' election in cash, shares of Common Stock or any combination thereof equal to 100% of the principal amount of this Note on the date of purchase, plus accrued and unpaid interest, if any, to, but not including, the date of purchase in the same manner as provided in the Senior Notes Indenture.

         12. HSR FILINGS. In the event that Conexant shall become subject to the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), as a result of its acquisition of shares of Common Stock upon conversion of all or a portion of this Note, subject to the terms and conditions of this Note, each of Skyworks and Conexant will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with each other in doing or causing to be done, all things necessary, proper or advisable under applicable laws to prepare and file as promptly as practicable a Notification and Report Form pursuant to the HSR Act with respect to the acquisition by Conexant of shares of Common Stock, and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to applicable laws or by governmental authorities.

         13. TRANSFER. This Note may not be transferred or assigned, in whole or in part, by Conexant at any time and any purported transfer shall be null and void and not recognized by Skyworks, subject to the following:

         If Conexant desires to sell, assign or otherwise transfer a portion of the obligation represented by this Note, Conexant shall first exercise its right to exchange this Note for Senior Convertible Notes pursuant to Section 9 and, following such exchange, may transfer a portion of the Senior Convertible Notes issued in such exchange; provided that Conexant shall not sell, assign or otherwise transfer, in whole or in part, any such security or any interest therein or any shares of Common Stock acquired on conversion of any such security in whole or in part except pursuant to an effective registration under the Securities Act and any applicable securities laws of other jurisdictions or pursuant to an applicable exemption from the registration requirements of the Securities Act and any applicable securities laws of other jurisdictions. In any case, Conexant may not sell, assign or otherwise transfer, in whole or in part, any such security or any interest therein or any shares of Common Stock acquired on conversion of any such security in whole or in part for a period of 90 days from the Closing Date.

         14. REPLACEMENT OF NOTE. On receipt by Skyworks of an affidavit of an authorized representative of Conexant stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), Skyworks, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor.

         15. COVENANTS BIND SUCCESSORS AND ASSIGNS. All of the covenants, stipulations, promises and agreements in this Note contained by or on behalf of Skyworks shall bind its successors and assigns, whether so expressed or not.

         16. NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made as provided in the Financing Agreement.

         17. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK.

         18. SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         19.      JURISDICTION; CONSENT TO SERVICE OF PROCESS.

         19.1 NEW YORK COURTS. Each party to this Note hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that Conexant may otherwise have to bring any action or proceeding relating to this Note against any party or its properties in the courts of any other jurisdiction.

         19.2 VENUE. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any New York State or Federal court located in New York City. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         19.3 SERVICE OF PROCESS. Each party irrevocably consents to service of process in the manner provided for notices in Section 16. Nothing in this Note will affect the right of any party to this Note to serve process in any other manner permitted by law.

         20. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS NOTE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

         21. COUNTERPARTS. This Note may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         22. HEADINGS. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                                       SKYWORKS SOLUTIONS, INC.


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       CONEXANT SYSTEMS, INC.


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT A


                                  DEFINED TERMS
                              RULES OF CONSTRUCTION


         1.01 DEFINED TERMS. As used in this Note, terms defined in the preamble or other sections shall have the meanings set forth therein, and the following terms shall have the meanings set forth below:

         "APPLICABLE CONVERSION PRICE" means, as applicable, with respect to the Maturity Date or any Conversion Date, as the case may be, (a) if the Current Market Price is greater than or equal to the Conversion Price, the Conversion Price, (b) if the Current Market Price is less than the Conversion Price but greater than or equal to the Floor Price, the Current Market Price, and (c) if the Current Market Price is less than the Floor Price, the Floor Price.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to close.

         "CHANGE OF CONTROL" shall have the meaning set forth in the Senior Notes Indenture.

         "CLOSING DATE" means the closing date of the issuance and sale by Skyworks of the Junior Notes.

         "CLOSING PRICE" with respect to any security on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case as quoted on the Nasdaq National Market or, if such security is not quoted or listed or admitted to trading on the Nasdaq National Market, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of Skyworks for that purpose, or a price determined in good faith by the Board of Directors of Skyworks or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

         "COMMON STOCK" means the common stock, par value $.25 per share, of Skyworks.

         "CONVERSION DATE" means any date on which Conexant converts the principal amount of this Note (or a portion thereof) pursuant to Section 7.

         "CURRENT MARKET PRICE" means the average Closing Price per share of the Common Stock on the ten Trading Days immediately prior to, but not including, the Maturity Date or Conversion Date, as the case may be.

         "EVENT OF DEFAULT" means default in the payment of interest under this Note when due and payable that is not cured within 15 days, or the declaration of an Event of Default under (and as defined in) the Junior Notes Indenture that has resulted in the acceleration of the entire principal amount of the Junior Notes.

         "FINANCING DOCUMENTS" shall have the meaning set forth in the Financing Agreement.

         "FLOOR PRICE" shall be equal to 80% of the Conversion Price and shall initially be $6.2960.

         "INTERIM CONVERTIBLE NOTE" shall have the meaning set forth in the Refinancing Agreement.

         "JUNIOR NOTES" means the 4.75% Convertible Subordinated Notes Due November 2007 of Skyworks, individually and collectively.

         "JUNIOR NOTES INDENTURE" means the indenture for the Junior Notes to be entered into between Skyworks and the trustee under the indenture.

         "MATURITY DATE" means June 30, 2005.

         "NOTE" means this promissory note, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

         "REDEMPTION DATE" means the date fixed for the redemption of this Note pursuant to Section 8 and set forth in the notice of redemption sent by Skyworks to Conexant provided by such Section 8.

         "REFINANCING AGREEMENT" means the Refinancing Agreement dated as of November 6, 2002 between Conexant and Skyworks.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SENIOR NOTES INDENTURE" means an indenture for the Senior Convertible Notes that is intended to be qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder, to be agreed by Skyworks and Conexant prior to the Closing Date and annexed as Exhibit C to the Refinancing Agreement.

         "TRADING DAY" shall mean (x) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or another national securities exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

         1.02 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns (subject to any restrictions on such assignments set forth herein), (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, and (d) all references herein to Sections shall be construed to refer to Sections of this Note.




                                      A-3